Exhibit 3.243

CERTIFICATE OF FORMATION

OF

FALCON CABLE COMMUNICATIONS, LLC

This Certificate of Formation is being duly executed and filed to form a limited liability company under the Delaware Limited Liability Company Act.

1.	NAME

The name of the limited liability company is Falcon Cable Communications, LLC (the “LLC”).

2.	REGISTERED OFFICE AND AGENT

The address of the LLC’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle Delaware 19801. The name of the LLC’s registered agent at such address is The Corporation Trust Company.

3.	AUTHORIZED PERSON

The name and address of the authorized person is J. Kevin Mills, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036. The powers of the authorized person shall terminate upon the filing of this Certiticate of Formation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Falcon Cable Communications, LLC this 1st day of April, 1998.

By:	/s/ J. Kevin Mills
J. Kevin Mills
Autorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 04/01/1998 981125938 - 2879026

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

FALCON CABLE COMMUNICATIONS, LLC

FALCON CABLE COMMUNICATIONS, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 6th day of December, 1999.

/s/ Marcy Lifton
Name: Marcy Lifton
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/07/1999 991520574 - 2879026

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/25/2001 010361647 – 2879026

CERTIFICATE OF MERGER OF

FALCON EQUIPMENT COMPANY, LLC

a Delaware limited liability company

INTO

FALCON CABLE COMMUNICATIONS, LLC

a Delaware limited liability company

Pursuant to Section 18-209(c) of the Delaware Limited Liability Company Act

It is hereby certified that:

1. The constituent entities participating in the merger are:

(i)	Falcon Equipment Company, LLC, which is a limited liability company organized under the laws of the State of Delaware.

(ii)	Falcon Cable Communications, LLC, which is a limited liability company organized under the laws of the State of Delaware.

2. An Agreement of Merger has been approved and executed by each of the aforesaid constituent limited liability companies in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the surviving limited liability company is Falcon Cable Communications, LLC, which will continue its existence under its present name upon the effective date of the merger pursuant to the provisions of the Delaware Limited Liability Company Act.

4. The executed Agreement of Merger is on file at the office of Falcon Cable Communications, LLC located at the following address:

12444 Powerscourt Drive

Suite 100

St. Louis, Missouri 63131

5. A copy of the aforesaid Agreement of Merger will be furnished by Falcon Cable Communications, LLC, on request and without cost, to any member of each of the aforesaid constituent limited liability companies.

IN WITNESS WHEREOF, Falcon Cable Communications, LLC has caused this Certificate to be executed by an Authorized Person thereof this 23rd day of July, 2001.

FALCON CABLE COMMUNICATIONS, LLC,
a Delaware limited liability company

By:	/s/ Marcy Lifton
Marcy Lifton, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:11 AM 02/13/2003 030095271 - 2879026

Certificate of Amendment to Certificate of Formation

of

FALCON CABLE COMMUNICATIONS, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is FALCON CABLE COMMUNICATIONS, LLC..

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on February 5, 2003

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DELLD-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)